Exhibit 4.8.1
BNY TRUST COMPANY OF CANADA
as Issuer Trustee
of
FLEET LEASING RECEIVABLES TRUST
and
COMPUTERSHARE TRUST COMPANY OF CANADA
as Indenture Trustee and Paying Agent

SERIES 2010-1 SUPPLEMENTAL INDENTURE
January 27, 2010

SERIES 2010-1 SUPPLEMENTAL INDENTURE

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TABLE OF CONTENTS
(continued)

		Page
Section 4.4	Limitation of Liability of Issuer Trustee	20
Section 4.5	Execution in Counterparts	21
Section 4.6	Formal Date	21
Section 4.7	Delivery of Executed Copies	21
Section 4.8	Rule 144A Information	21

Schedules

Schedule A-1a	—	Form of Series 2010-1 Class A-1a Asset-Backed Note
Schedule A-1b	—	Form of Series 2010-1 Class A-1b Asset-Backed Note
Schedule A-2a	—	Form of Series 2010-1 Class A-2a Asset-Backed Note
Schedule A-2b	—	Form of Series 2010-1 Class A-2b Asset-Backed Note
Schedule B	—	Form of Series 2010-1 Class B Asset-Backed Note

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SERIES 2010-1
SUPPLEMENTAL INDENTURE
     SERIES 2010-1 SUPPLEMENTAL INDENTURE made as of January 27, 2010, between BNY TRUST COMPANY OF CANADA, a trust company established under the laws of Canada (the “Issuer Trustee”), as Issuer Trustee of FLEET LEASING RECEIVABLES TRUST, a trust established under the laws of the Province of Ontario pursuant to a Declaration of Trust made November 2, 2009, amended and restated on November 16, 2009 and further amended on January 27, 2010 (the “Trust”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company established under the laws of Canada (the “Indenture Trustee”).
     WHEREAS, pursuant to the Trust Indenture, provision was made for the issuance of Notes from time to time;
     AND WHEREAS, pursuant to Section 2.3 of the Trust Indenture, the Notes may, at the election of the Issuer Trustee, be issued in one or more Series by the execution and delivery of a Related Supplement;
     AND WHEREAS the Issuer Trustee has authorized the issuance of a Series of Notes to be known as the “Series 2010-1 Notes”;
     AND WHEREAS the parties are executing and delivering this Supplemental Indenture to provide for the issuance of the Series 2010-1 Notes;
     AND WHEREAS the foregoing recitals and statements of fact are made by the Trust and not by the Indenture Trustee;
     NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:
ARTICLE 1
INTERPRETATION
Section 1.1 Definitions.
(1)	In this Supplemental Indenture the following terms will have the following meanings:

“Accrual Period” means, with respect to any Distribution Date, the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date (or, in the case of the initial Accrual Period, from and including the Related Series Issuance Date for the Series 2010-1 Notes to but excluding February 15, 2010).

“Business Days” shall have the meaning set out in the Purchase Agreement.

“Class A-1a Interest Rate” has the meaning set forth in Section 2.1(f) hereof.

“Class A-1b Interest Rate” has the meaning set forth in Section 2.1(g) hereof.

“Class A-2a Interest Rate” has the meaning set forth in Section 2.1(h) hereof.

“Class A-2b Interest Rate” has the meaning set forth in Section 2.1(i) hereof.

“Class B Interest Rate” has the meaning set forth in Section 2.1(j) hereof.

“Purchase Agreement” means the trust purchase agreement made as of January 27, 2010 among BNY Trust Company of Canada as trustee of the Trust, PHH VMS, PHH LP and PHH Corporation.

“Series 2010-1 Notes” means the Notes to be created and issued hereunder, in five Classes, to be known as Class A-1a Asset-Backed Notes, Class A-1b Asset-Backed Notes, Class A-2a Asset-Backed Notes, Class A-2b Asset-Backed Notes and Class B Asset-Backed Notes.

“Series Accounts” means any bank or other depository accounts maintained by or on behalf of the Trust from time to time with respect to the Series 2010-1 Notes, including the Related Collection Account, any Related Collateral Account, the Cash Spread Account and the Yield Supplement Account.

“Supplemental Indenture” means this Supplemental Indenture, together with the Schedules hereto, as amended, supplemented, modified, restated or replaced from time to time, together with all schedules hereto.

“Trust Indenture” means the trust indenture made as of November 16, 2009 between the Trust and the Indenture Trustee as amended, supplemented, modified, restated or replaced from time to time, including pursuant to the terms of this Supplemental Indenture.

(2)	Unless otherwise defined in Section 1.1(1), all capitalized terms used in this Supplemental Indenture shall have the meanings attributed thereto in the Trust Indenture, and if not defined therein, shall have the meanings attributed thereto in the Purchase Agreement.
Section 1.2 Interpretation.
        Subject to the next following sentences, this Supplemental Indenture is supplemental to the Trust Indenture and the Trust Indenture shall be read in conjunction with this Supplemental Indenture and all of the provisions of the Trust Indenture, shall apply to and shall have effect in connection with this Supplemental Indenture in the same manner as if all of the provisions of the Trust Indenture and of this Supplemental Indenture were contained in one instrument. If any terms of the Trust Indenture are inconsistent with the express terms hereof (including for greater certainty, Section 2.1(bb) hereof), the terms of the Trust Indenture shall be, solely in respect of the Series 2010-1 Notes, amended and supplemented so as to be consistent herewith. The provisions of this Supplemental Indenture are applicable only in respect of the Series 2010-1 Notes and not the Notes of any other Series.
Section 1.3 Extended Meanings.
     Words importing the singular number only will include the plural and vice versa and words importing any gender will include all genders. Unless the context requires otherwise, a reference in this Supplemental Indenture to any agreement, instrument or declaration means such agreement, instrument or declaration as the same may be amended, supplemented, modified, restated or replaced from time to time. Any reference herein to “include”, “includes” or “including” means “include without limitation”, “includes without limitation” or “including without limitation”, as applicable.
Section 1.4 Sections and Headings.
     The table of contents does not form part of this Supplemental Indenture. The division of this Supplemental Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Supplemental Indenture. The terms “this Supplemental Indenture”, “hereof”, “hereunder” and similar expressions refer to this Supplemental Indenture and not to any particular Article, Section or other portion of this agreement and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Supplemental Indenture.
Section 1.5 Proper Law of Supplemental Indenture.
     This Supplemental Indenture will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.
Section 1.6 Invalidity of Provisions.
     Except for any provision or covenant contained herein which is fundamental to the subject matter of this Supplemental Indenture (including, without limitation, those that relate to the payment of money), if one or more provisions of this Supplemental Indenture is for any reason whatever held invalid, such provision will be deemed severable from the remaining covenants, agreements and provisions of this Supplemental Indenture and will in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto.
Section 1.7 Computation of Time Periods.
     In this Supplemental Indenture, with respect to the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.8 Non-Business Days.
     Whenever any payment to be made hereunder shall be stated to be due, any calculation is to be made or any other action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made, such calculation shall be made and such other action shall be taken on the next succeeding Business Day and an extension of time shall be included for such purposes. Any payment made after 3:00 p.m. (Toronto time) on a Business Day shall be deemed to be made on the next following Business Day.
Section 1.9 Accounting Principles.
     Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Supplemental Indenture, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with GAAP applied on a consistent basis. Wherever in this Supplemental Indenture reference is made to “GAAP”, such reference will be deemed to be to generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or, where so elected by the relevant Person, as approved by the Financial Accounting Standards Board, or in either event any successor institute, until such time as the reporting entity in question is required to or chooses to adopt International Financial Reporting Standards, in which case such reference will be deemed to be to the International Financial Reporting Standards as published by the International Accounting Standards Board, or any successor accounting standards board, in each case, applicable as at the date on which such calculation is made or required to be made in accordance with GAAP. To the extent that the definitions of accounting terms in this Supplemental Indenture or in any certificate or other documents are inconsistent with the meaning of such terms under GAAP, the definitions in this Supplemental Indenture or in any such certificate or other document shall prevail.
Section 1.10 Currency.
     Unless stated otherwise, all amounts herein are stated in Canadian Dollars.
Section 1.11 References to Acts of the Trust.
     For greater certainty, where any reference is made in this Supplemental Indenture to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against, or a covenant, representation or warranty (other than relating to the constitution or existence of the Trust) by or with respect to either: (i) the Trust; or (ii) the Issuer Trustee, such reference will be construed and applied for all purposes as if it referred to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against, or a covenant, representation or warranty (other than relating to the constitution or existence of the Trust) by or with respect to, the Issuer Trustee as trustee of the Trust or any agent appointed by it to act on its behalf.
ARTICLE 2
PRINCIPAL TERMS
Section 2.1 Principal Terms.
       The Principal Terms of the Series 2010-1 Notes are as follows:
(a)	Name of Notes. The Notes to be issued hereunder shall be designated as “Series 2010-1 Notes” and such Notes shall be issued in five Classes, designated as Class A-1a Asset-Backed Notes, Class A-1b Asset-Backed Notes, Class A-2a Asset-Backed Notes, Class A-2b Asset-Backed Notes and Class B Asset-Backed Notes;

(b)	Types of Notes. The Class A-1a Asset-Backed Notes, Class A-1b Asset-Backed Notes, Class A-2a Asset-Backed Notes and Class A-2b Asset-Backed Notes shall be Senior Notes, and the Class B Asset-Backed Notes shall be Subordinated Notes;

(c)	Aggregate Principal Amount. The aggregate principal amount of (i) the Class A-1a Asset-Backed Notes of the Series 2010-1 Notes which may be issued is limited to $40,000,000, (ii) the Class A-1b Asset-Backed Notes of the Series 2010-1 Notes which may be issued is limited to U.S.$81,585,066.16, (iii) the Class A-2a Asset-Backed Notes of the Series 2010-1 Notes which may be issued is limited to $90,740,000, (iv) the Class A-2b Asset-Backed Notes of the Series 2010-1 Notes which may be issued is limited to $145,900,000, and (v) the Class B Asset-Backed Notes of the Series 2010-1 Notes which may be issued is limited to $16,952,000;

(d)	Series Issuance Date. The Related Series Issuance Date for the Series 2010-1 Notes shall be January 27, 2010;

(e)	Distribution Dates. The Distribution Dates for the Series 2010-1 Notes, shall be each Distribution Date under the Purchase Agreement;

(f)	Class A-1a Interest. The Class A-1a Asset-Backed Notes shall bear interest on the outstanding principal balance thereof at a rate per annum (based on a year of 365 days) equal to 1.08354% (the “Class A-1a Interest Rate”). Interest on the Class A-1a Asset-Backed Notes shall accrue from the Related Series Issuance Date for the Series 2010-1 Notes until the payment in full of the Class A-1a Asset-Backed Notes, shall be payable monthly in arrears on each Distribution Date and shall be calculated: (i) with respect to the first Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-1a Interest Rate, (B) the outstanding principal amount of the Class A-1a Asset-

Backed Notes on the first day of such Accrual Period, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365, and (ii) with respect to each subsequent Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-1a Interest Rate, (B) the outstanding principal amount of the Class A-1a Asset-Backed Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-1a Asset-Backed Noteholders on or prior to the immediately preceding Distribution Date, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365;
(g)	Class A-1b Interest. The Class A-1b Asset-Backed Notes shall bear interest on the outstanding principal balance thereof at a rate per annum (based on a year of 360 days) equal to 0.46945% (the “Class A-1b Interest Rate”). Interest on the Class A-1b Asset-Backed Notes shall accrue from the Related Series Issuance Date for the Series 2010-1 Notes until the payment in full of the Class A-1b Asset-Backed Notes, shall be payable monthly in arrears on each Distribution Date and shall be calculated: (i) with respect to the first Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-1b Interest Rate, (B) the outstanding principal amount of the Class A-1b Asset-Backed Notes on the first day of such Accrual Period, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 360, and (ii) with respect to each subsequent Accrual Period and the related Distribution Date, an amount equal to the product of (A) the Class A-1b Interest Rate, (B) the outstanding principal amount of the Class A-1b Asset-Backed Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-1b Asset-Backed Noteholders on or prior to the immediately preceding Distribution Date, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 360;

(h)	Class A-2a Interest. The Class A-2a Asset-Backed Notes shall bear interest on the outstanding principal balance thereof at a rate per annum (based on a year of 365 days) equal to 2.409% (the “Class A-2a Interest Rate”). Interest on the Class A-2a Asset-Backed Notes shall accrue from the Related Series Issuance Date for the Series 2010-1 Notes until the payment in full of the Class A-2a Asset-Backed Notes, shall be payable monthly in arrears on each Distribution Date and shall be calculated: (i) with respect to the first Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-2a Interest Rate, (B) the outstanding principal amount of the Class A-2a Asset-Backed Notes on the first day of such Accrual Period, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365, and (ii) with respect to each subsequent Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-2a Interest Rate, (B) the outstanding principal amount of the Class A-2a Asset-Backed Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-2a Asset-Backed Noteholders on or prior to the immediately preceding Distribution Date, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365;
(i)	Class A-2b Interest. The Class A-2b Asset-Backed Notes shall bear interest on the outstanding principal balance thereof at a rate per annum (based on a year of 365 days) equal to 2.175% (the “Class A-2b Interest Rate”). Interest on the Class A-2b Asset-Backed Notes shall accrue from the Related Series Issuance Date for the Series 2010-1 Notes until the payment in full of the Class A-2b Asset-Backed Notes, shall be payable monthly in arrears on each Distribution Date and shall be calculated: (i) with respect to the first Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-2b Interest Rate, (B) the outstanding principal amount of the Class A-2b Asset-Backed Notes on the first day of such Accrual Period, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365, and (ii) with respect to each subsequent Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class A-2b Interest Rate, (B) the outstanding principal amount of the Class A-2b Asset-Backed Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class A-2b Asset-Backed Noteholders on or prior to the immediately preceding Distribution Date, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365;

(j)	Class B Interest. The Class B Asset-Backed Notes shall bear interest on the outstanding principal balance thereof at a rate per annum (based on a year of 365 days) equal to 6.000% (the “Class B Interest Rate”). Interest on the Class B Asset-Backed Notes shall accrue from the Related Series Issuance Date for the Series 2010-1 Notes until the payment in full of the Class B Asset-Backed Notes, shall be payable monthly in arrears on each Distribution Date and shall be calculated: (i) with respect to the first Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class B Interest Rate, (B) the outstanding principal amount of the Class B Asset-Backed Notes on the first day of such Accrual Period, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365, and (ii) with respect to each subsequent Accrual Period and the related Distribution Date, as an amount equal to the product of (A) the Class B Interest Rate, (B) the outstanding principal amount of the Class B Asset-Backed Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to Class B Asset-Backed Noteholders on or prior to the immediately preceding Distribution Date, and (C) a fraction equal to the actual number of days in such Accrual Period divided by 365;

(k)	Overdue Interest. Without limiting any obligation of the Trust to make payments of interest when due, interest due on the Series 2010-1 Notes but not paid on any Distribution Date shall be due on the next Distribution Date, together with additional interest on such overdue interest at the same rate;
(l)	Interest pari passu. The Class A-1a Asset-Backed Notes, the Class A-1b Asset-Backed Notes, the Class A-2a Asset-Backed Notes and Class A-2b Asset-Backed Notes rank pari passu in right of payment of interest, and senior in right of payment of interest to the Class B Notes.

(m)	Payment of Principal. The principal amount of each Series 2010-1 Note of a particular Class payable on each Distribution Date shall be an amount equal to the pro rata portion of the aggregate amount available (and required) to be applied by the Trust to such Class of Series 2010-1 Notes on such Distribution Date pursuant to Section 6.1(2)(b)(ii)(B) of the Purchase Agreement; provided that payment of such principal amounts shall be made (i) first, on a pari passu basis, to the Class A-1a Asset-Backed Notes and the Class A-1b Asset-Backed Notes, until all principal owing in respect thereof is paid in full, (ii) second, on a pari passu basis, to the Class A-2a Asset-Backed Notes and the Class A-2b Asset-Backed Notes, until all principal owing in respect thereof is paid in full, and (iii) thereafter to the Class B Asset-Backed Notes; provided further that, on the maturity date for each Class of Series 2010-1 Notes, all outstanding principal owing in respect of the Notes of each such Class shall be payable by the Trust;

(n)	Language and Currency. The Class A-1b Asset-Backed Notes of the Series 2010-1 Notes shall be denominated in U.S. Dollars and the Class A-1a Asset-Backed Notes, Class A-2a Asset-Backed Notes, Class A-2b Asset-Backed Notes and Class B Asset-Backed Notes of the Series 2010-1 Notes shall be denominated in Canadian Dollars, and such Notes may be in the English language or the English and the French languages;

(o)	Form of Notes. The Series 2010-1 Notes and the certificate of the Paying Agent to be endorsed thereon shall be substantially in the form of (i) Schedule A-1a in the case of Class A-1a Asset-Backed Notes of the Series 2010-1 Notes, (ii) Schedule A-1b in the case of Class A-1b Asset-Backed Notes of the Series 2010-1 Notes, (iii) Schedule A-2a in the case of Class A-2a Asset-Backed Notes of the Series 2010-1 Notes, (iv) Schedule A-2b in the case of Class A-2b Asset-Backed Notes of the Series 2010-1 Notes and (v) Schedule B in the case of Class B Asset-Backed Notes of the Series 2010-1 Notes, in each case with such appropriate insertions, omissions, substitutions and variations as may be approved by the Issuer Trustee and the Paying Agent;

(p)	Maturity Date. The maturity date of the Class A-1a Asset-Backed Notes and the Class A-1b Asset-Backed Notes is February 15, 2011, the maturity date of the Class A-2a Asset-Backed Notes and the Class A-2b Asset-Backed Notes is November 15, 2013, and the maturity date of the Class B Asset-Backed Notes is January 15, 2018;

(q)	Other Deliveries. The Related Hedging Transaction with respect to the Series 2010-1 Notes is the transaction under the Swap Agreement, and the execution and delivery of the Swap Agreement by the Trust and the Swap Counterparty is a condition to the issuance of the Series 2010-1 Notes;

(r)	Book-Entry Notes and Definitive Notes. The Series 2010-1 Notes shall initially be Book-Entry Notes;

(s)	Minimum Amounts. The Series 2010-1 Notes shall be issued in minimum denominations of $150,000 (or U.S. $150,000, as applicable) and, except for the Class A-1b Asset-Backed Notes, integral multiples of $1,000 (or U.S. $1,000, as applicable) thereafter;

(t)	Security for Related Obligations Secured. The Related Collateral with respect to the Series 2010-1 Notes (including the Portfolio of Assets acquired pursuant to the Purchase Agreement, the Cash Spread Account and the Yield Supplement Account) shall be held as security for the due payment of the Related Obligations Secured alone and shall not be available for the Related Specified Creditors with respect to any other Series. For greater certainty, the Related Collateral includes all rights of the Trust under the Swap Agreement including in respect of any cash collateral or similar account established pursuant to the Swap Agreement. The Related Obligations Secured shall be secured solely by the Related Collateral and recourse in respect of the Related Obligations Secured shall be limited to such Related Collateral;

(u)	Related Rating Agencies. DBRS and Moody’s are the Rating Agencies in respect of the Series 2010-1 Notes;

(v)	Related Securitization Agreement. The Related Securitization Agreement in respect of the Series 2010-1 Notes is the Purchase Agreement and the Master Lease delivered thereunder;

(w)	Initial Rating of Notes. The Series 2010-1 Notes will initially be rated (i) P-1 by Moody’s and R-1 (high) by DBRS for Class A-1a Asset-Backed Notes and Class A-1b Asset-Backed Notes, (ii) Aaa by Moody’s and AAA by DBRS for Class A-2a Asset-Backed Notes and Class A-2b Asset-Backed Notes, and (iii) A2 by Moody’s and A by DBRS for Class B Asset-Backed Notes;

(x)	Reserves. The Reserves with respect to Series 2010-1 shall be any Deferred Rent from time to time payable under the Purchase Agreement, and all amounts from time to time in the Cash Spread Account or the Yield Supplement Account;

(y)	Paying Agent. The Paying Agent for the Series 2010-1 Notes will be Computershare Trust Company of Canada;

(z)	Renewal or Extension of Senior Notes. For purposes of Section 3.3(1) of the Trust Indenture, the holders of Series 2010-1 Notes which are Senior Notes may at any time in their discretion renew or extend the time of payment of such Senior Notes or exercise any other of their rights in respect thereof, including, without limitation, the waiver of a Related Event of Default thereunder, all without assent from the holders of Series 2010-1 Notes which are Subordinated Notes or the Indenture Trustee; provided however that the holders of such Senior Notes or the Indenture Trustee shall provide not less than 10 Business Days prior written notice to the holders of such Subordinated Notes and the Related Rating Agencies of any such actions;

(aa)	Events of Default that Can be Waived. For purposes of Section 8.2(3) of the Trust Indenture, all Related Events of Default may be waived pursuant to Section 8.2(3) of the Trust Indenture; and

(bb)	Related Events of Default. In addition to those specified in the Trust Indenture, the happening of any of the following events shall constitute a Related Event of Default in respect of the Series 2010-1 Notes:
(i)	the Trust defaults in the payment of the outstanding principal owing on any Class of Series 2010-1 Notes on the maturity date therefor; and

(ii)	the Swap Agreement is terminated prior to the payment in full of all principal and interest owing in respect of the Class A-1b Asset-Backed Notes and, whether or not the Trust is in breach of Section 3.1(e) hereof, the Trust fails to have a replacement currency swap agreement satisfactory to the Noteholders of Class A-1b Asset-Backed Notes (as confirmed by an Extraordinary Resolution of such Noteholders), acting reasonably, in place within 30 days of such termination; provided that the Trust shall give prompt notice of any such termination of the Swap Agreement to the Related Rating Agencies;
provided that failure to pay interest when due on the Class B Asset-Backed Notes shall not be a Related Event of Default to the extent such failure was a result of there not being sufficient funds available for the payment thereof pursuant to the application of Collections in accordance with Section 2.2 hereof.

Section 2.2 Application of Moneys.
(1)	For purposes of Section 9.5 of the Trust Indenture, all moneys standing at any time in any Related Collateral Account with respect to Series 2010-1 Notes or otherwise received by the Indenture Trustee or by the Receiver pursuant to Article 9 of the Trust Indenture with respect to Series 2010-1 Notes or any Related Collateral shall be applied as follows:
       (a) first, in payment or reimbursement:
(i)	to each of the Indenture Trustee, the Paying Agent and the Issuer Trustee of the Related Proportionate Share of all fees and expenses payable to each of them under the provisions hereof and the Declaration of Trust, respectively (or to any Specified Creditor who has advanced or paid any such sums in the amount of such sums); and

(ii)	to the Indenture Trustee, of the Related Proportionate Share of all costs, charges and expenses of and incidental to the appointment of a Receiver of the Related Collateral (including legal fees and disbursements on a full indemnity basis) and the exercise by such Receiver or the Indenture Trustee of all or any of the powers granted to them under this Indenture, including the reasonable remuneration of such Receiver or any agent or employee of such Receiver or any agent of the Indenture Trustee and all outgoings properly paid by such Receiver or the Indenture Trustee in exercising their powers as aforesaid; and
       (b) thereafter, in accordance with Section 6.1 of the Purchase Agreement.
(2)	The Trust has no right to prepay or redeem the Series 2010-1 Notes, other than pursuant to the application of Collections in accordance with Section 6.1 of the Purchase Agreement or as otherwise contemplated herein.
(3)	Prior to a Related Event of Default, Collections shall be applied in accordance with Article 6 of the Purchase Agreement.
Section 2.3 Voting.
(1)	For so long as part of the Series 2010-1 Notes are Book-Entry Notes, the voting rights of the Series 2010-1 Noteholders holding interests in those Book-Entry Notes may be exercised through the Clearing Agency (pursuant to the rules and procedures of the Clearing Agency) or by the beneficial owners of the Series 2010-1 Notes; provided however that the Trust or the Indenture Trustee, as applicable, may require such beneficial owners to provide proof satisfactory to the Trust and the Indenture Trustee (i) of such ownership (whether by the provision of a statutory declaration or such other evidence as may reasonably be requested); and (ii) that such beneficial owner has not exercised its voting rights through the Clearing Agency.

(2)	Notwithstanding Section 1.2 of the Trust Indenture, in determining whether Noteholders holding the requisite percentage of Notes of any Class have given any request, demand, authorization, direction, notice, consent, vote or waiver pursuant to the Trust Indenture, Notes owned by any Originator, any Servicer or an Affiliate of either, shall not be disregarded and shall be deemed to be outstanding if (i) in the case of an Originator or its Affiliates, there are no Noteholders at such time other than an Originator or its Affiliates, and (ii) in the case of any Servicer or an Affiliate, the subject matter of the request, demand, authorization, direction, notice, consent, vote or waiver in question does not relate to its role as Servicer, any replacement of it as Servicer or any Servicer Default.
Section 2.4 Clean-Up Provision.
     If the Seller exercises its option to purchase the Purchased Assets pursuant to Section 7.3 of the Purchase Agreement, the Trust shall, out of the proceeds thereof and any amounts then in the Cash Spread Account and the Yield Supplement Account, pay all amounts outstanding in respect of the Series 2010-1 Notes on the related Distribution Date and all other Related Obligations Secured on the date such rights are exercised, subject to and in accordance with the priority of payments provided for in Section 6.1 of the Purchase Agreement.
Section 2.5 Notice of Sale of Related Collateral.
     So long as no Event of Termination (other than under Sections 7.1(e), (f), (g) or (i) of the Purchase Agreement) has occurred and is continuing, the Seller shall be entitled to notice of the sale of the Related Asset Interests or any part thereof by the Indenture Trustee and to purchase Related Asset Interests at their then fair market value.
Section 2.6 Noteholder Resolutions.
     For purposes of determining whether the requisite amount of Series 2010-1 Noteholders have approved, or are present in person or by proxy at a meeting to approve, any matter, Class A-1b Asset-Backed Notes shall be deemed at any time to have a principal amount in Canadian Dollars equal to the Equivalent Amount at such time of the principal amount thereof in U.S. Dollars.

ARTICLE 3
COVENANTS AND ACKNOWLEDGMENTS
Section 3.1 Covenants.
       The Trust hereby covenants in favour of the Indenture Trustee and the Series 2010-1 Noteholders that:
(a)	Provision of Information. Upon the reasonable request to the Trust of any Series 2010-1 Noteholder who has provided current contact details to the Financial Services Agent, the Trust shall deliver or make available to each such Series 2010-1 Noteholder, promptly following receipt of same, all such notices, information, reports, statements and other documentation as the Trust may receive pursuant to the Purchase Agreement or the Financial Services Agreement or provide to the Indenture Trustee pursuant to the Trust Indenture and which are not otherwise publicly available;

(b)	Termination of Servicer or other Parties and New Programme Agreements. The Trust shall not (i) terminate PHH VMS as Servicer under the Purchase Agreement or designate and appoint a Replacement Servicer thereunder; (ii) terminate PHH VMS as Financial Services Agent under the Financial Services Agreement, (iii) terminate the Paying Agent, or (iv) enter into any additional Related Programme Agreements with respect to Series 2010-1 after the date hereof, except in each case, where (x) it has been directed to do so by the Series 2010-1 Noteholders by Extraordinary Resolution notice of which has been concurrently (or previously) been provided to the Related Rating Agencies, or (y) such action satisfies the Rating Agency Condition in respect of DBRS and of which not less than 10 Business Day notice has been give to Moody’s (and in the case of the appointment of a Replacement Servicer, such Replacement Servicer is the Back-Up Servicer (and/or a Substitute Servicer appointing pursuant to the Back-Up Servicer Agreement) or an established financial institution having a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts similar to the contracts included in the Portfolio of Assets);

(c)	Notification of Certain Events. The Trust will promptly advise each Series 2010-1 Noteholder who has provided current contact details to the Financial Services Agent and the Related Rating Agencies, by written notice (in reasonable detail), upon becoming aware of the occurrence of any of the following:
(i)	an Event of Termination under the Purchase Agreement;

(ii)	a Related Event of Default in respect of the Series 2010-1 Notes;

(iii)	the termination or resignation of (w) the Issuer Trustee as trustee of the Trust; (x) the Indenture Trustee under the Trust Indenture; (y) the

Financial Services Agent under the Financial Services Agreement; or (z) the Financial Services Sub-Agent under the Financial Services Sub-Agency Agreement; and
(iv)	the receipt from the Seller of notice of its intention to exercise its rights under Section 7.3 of the Purchase Agreement; and
(d)	Eligible Accounts. If at any time an institution maintaining one of the Series Accounts ceases to be an Eligible Institution, the Trust will, within 10 Business Days, move such Series Account to an Eligible Institution.

(e)	Swap Agreements. Without limiting Section 2.1(bb)(ii), if at any time the Swap Agreement is terminated prior to the payment in full of all principal and interest owing in respect of the Class A-1b Asset-Backed Notes, the Trust shall use all reasonable commercial efforts to enter into, as soon as reasonably practicable, a replacement currency swap agreement which satisfies the Rating Agency Condition.
Section 3.2 Noteholder Agreements and Acknowledgments.
       By acceptance of any Series 2010-1 Note (other than a Class A-2a Asset-Backed Note) (including any beneficial ownership of any such 2010-1 Notes held through the Book-Entry System), the Noteholder thereof specifically agrees with and represents and acknowledges to the Trust, the Indenture Trustee and the Paying Agent that:
(a)	no transfer of such Note will be made unless the registration and prospectus requirements of all applicable securities laws are complied with, or such transfer is otherwise exempt from any registration and prospectus requirements of all applicable securities laws;

(b)	Class A-1b Asset-Backed Notes will bear a legend to the following effect unless determined otherwise by the Trust:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NONE OF THIS CERTIFICATE, SUCH SECURITIES, OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE REQUIREMENTS OF THE TRUST INDENTURE, (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE 1933 ACT OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT AND, IN THE CASE OF CLAUSE (1), THAT (U) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (V) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER IS A QUALIFIED PURCHASER), (W) UNDERSTANDS AND AGREES THAT THE TRUST MAY RECEIVE A LIST OF PARTICIPANTS IN THE SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES, (X) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (Y) IS NOT A PENSION, PROFIT-SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS OR AFFILIATES MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE AND (Z) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED ON OR BEFORE APRIL 30, 1996, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION OR EXCLUSION, (B) IN A PRINCIPAL AMOUNT OF NOT LESS THAN THE MINIMUM DENOMINATION SET FORTH IN THE INDENTURE AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO

THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUST, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY. THE HOLDER OF THIS CERTIFICATE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE.
(c)	(i) no prospectus or other public offering document relating to any Class of Notes (other than the Class A-2a Asset-Backed Notes) has been delivered under any applicable securities laws, (ii) no other offering document has been delivered to such Noteholder in connection with the offering or issuance of the Notes held by such Noteholder, other than (A) the private placement memorandum of the Trust in respect of any Class A-1b Asset-Backed Notes held by such Noteholder, and (B) the offering memorandum of the Trust for private placements in Alberta in respect of any Class A-1a Asset-Backed Notes held by such Noteholder or for private placements in Ontario in respect of any Class A-2b Asset-Backed Notes or Class B Asset-Backed Notes held by such Noteholder, (iii) the Noteholder agrees that it has received a copy of the applicable completed final prospectus (including prospectus supplement), private placement memorandum or offering memorandum pertaining to the Class of Notes which has been purchased, (iv) the Notes (other than the Class A-2a Asset-Backed Notes) are being sold on a private placement basis exempt from the prospectus requirements of applicable securities laws and (v) the resale of the Notes (other than the Class A-2a Asset-Backed Notes) may be restricted under applicable securities laws;
(d)	with regard to any Class A-1b Asset-Backed Note initially sold to a U.S. investor:
(i)	such Noteholder is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “1933 Act”) and is aware that the seller of such Class A-1b Asset-Backed Note may be relying on the exemption from the registration requirements of the 1933 Act provided by Rule 144A and is acquiring such Class A-1b Asset-Backed Note for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act;

(ii)	such Noteholder understands that such Class A-1b Asset-Backed Note has not been registered under the 1933 Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Class A-1b Asset-Backed Note, such Class A-1b Asset-Backed Note may be offered, resold, pledged or otherwise transferred only to a person which the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Class A-1b Asset-Backed Note for its own account or for the account of a Qualified Institutional Buyer to which notice is given that the transfer is being made in reliance on Rule 144A, in each case in compliance with the requirements of this Trust Indenture;

(iii)	such Noteholder understands that such Class A-1b Asset-Backed Note may be offered, resold, pledged or otherwise transferred only to a person that is a qualified purchaser within the meaning of section 3(c)(7) of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), was not formed for the purpose of investing in the Trust (except when each beneficial owner of the purchaser is a qualified purchaser), understands and agrees that the Trust may receive a list of participants in the securities from one or more book-entry depositories, is not a broker-dealer that owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of unaffiliated issuers, is not a pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants or affiliates may designate the particular investment to be made, and has received the necessary consent from its beneficial owners when the purchaser is a private investment company formed on or before April 30, 1996, and in a transaction that may be effected without loss of any applicable Investment Company Act exemption or exclusion;

(iv)	such Noteholder is duly authorized to purchase such Class A-1b Asset-Backed Note and its purchase of investments having the characteristics of such Class A-1b Asset-Backed Note, is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the Noteholder;

(v)	such Noteholder understands that each holder of a Class A-1b Asset-Backed Note, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of this Trust Indenture; and

(vi)	in the event that the transfer of a Class A-1b Asset-Backed Note is not to be made through a transfer of beneficial ownership through the Book-Entry System, the prospective transferee shall make such certifications to the Trust, the Indenture Trustee and the Paying Agent in writing as may be required in order to assure compliance with the 1933 Act and state securities laws;
(e)	as a further condition to the registration of any sale, transfer, assignment, participation, pledge or other disposition or encumbrance of a Series 2010-1 Note

(other than transfers of beneficial ownership through the Book-Entry System, in which prospective transferees will be deemed to so represent when it becomes a holder), the prospective transferee of such Note will be required to represent to the Indenture Trustee, the Paying Agent and the Trust the following, unless determined otherwise by the Trust (as certified to the Indenture Trustee in an Officer’s Certificate):
(i)	it understands that no subsequent transfer of the Note is permitted unless the proposed transferee complies with the requirements of this section; and

(ii)	it understands that any purported transfer of the Note (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section 3.2 will be null and void, and the purported transferee in any such purported transfer will not be recognized by the Trust or any other person as a Noteholder for any purpose; and
(f)	that it has been, and may in the future be, entrusted with certain information which is non-public, confidential, or proprietary in nature, and that,
(i)	without the prior written consent of the Seller, except as required by law or, after any Related Event of Default, to enforce its rights and remedies hereunder, it will keep all Information confidential and will not disclose any Information to any one other than such Noteholder or its affiliates, or their respective directors, officers, employees, agents, advisors or representatives (collectively, “Representatives”), in any manner whatsoever, in whole or in part, and will not use any Information and will ensure that its Representatives do no use any Information, for any purpose other than for the purpose of evaluating and administering such Noteholder’s ownership of Notes;

(ii)	“Information” means any and all information, data, documents and materials relating to the business and operations of the Seller or its other affiliates (including any other entity identified by the Seller in writing as an affiliate), whether oral, in writing or other tangible or intangible form, including any information relating to accounts, Obligations, assets, profitability, methods of operation, vendors, service providers, suppliers, systems, procedures, algorithms or computer hardware or software, and other confidential information of the Seller or its affiliates, including any confidential information of third parties in the possession of the Seller or its affiliates, and any copies, analyses, compilations, forecasts, studies, reports, memoranda, notes or other documents prepared by the Noteholder or its affiliates or the Representatives that contain or are based, in whole or in part, on such information, including the computer tapes or files upon which such information is stored, and including further any reports or other information provided from time to time by the Seller under the Purchase Agreement or by the Trust under the Trust Indenture, but Information will not include any item of Information, which: (w) is or becomes publicly available (either to the general public or to any relevant trade or industry group), other than as a result of a breach of this Agreement by such Noteholder, its affiliates or Representatives; (x) is or becomes available to the Noteholder, its affiliates or Representatives on a non-confidential basis, provided that such Noteholder its affiliates or Representatives has no knowledge or notice that the source of such information was bound by a confidentiality agreement with respect to such information; (y) has been otherwise independently acquired or developed by the Noteholder, its affiliates or Representatives without the aid, application or use of any Information; or (z) is known by the Noteholder, its affiliates or Representatives without restriction prior to its disclosure to the Noteholder. The burden for establishing that any Information falls within one of the foregoing exceptions shall be the responsibility of the Noteholder; and

(iii)	if such Noteholder, its affiliates, or Representatives becomes legally compelled to disclose any of the Information, the Noteholder will provide the Seller with prompt notice (unless the Noteholder is prohibited by law or court order from doing so) so that the Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this confidentiality provision. If such protective order or other remedy is not obtained, or if the Seller waives compliance with the provisions of this confidentiality provision, the Noteholder will furnish only that portion of the Information which the Noteholder is advised by its counsel is legally required and will take commercially necessary steps to obtain assurance that confidential treatment will be accorded the Information. Notwithstanding the foregoing, the Noteholder may (without notifying the Seller) disclose Information to any regulatory authority having jurisdiction over the Noteholder in the course of any routine regulatory examination of such Noteholder conducted by such authority; provided, however, that such authority is notified of the confidential nature of the Information and of the need to keep the Information confidential.

ARTICLE 4
GENERAL
Section 4.1 Confirmation of Trust Indenture.
     The Trust Indenture as supplemented by this Supplemental Indenture, shall and does continue in full force and effect, otherwise unamended, and the Trust Indenture, as so supplemented together with all the grants created thereby, are hereby ratified and confirmed.
Section 4.2 Obligations of the Trust.
     Nothing contained in this Supplemental Indenture shall in any way modify or relieve the Trust from its obligations to carry out its covenants contained in the Trust Indenture.
Section 4.3 Acceptance.
     The Indenture Trustee hereby accepts the trust in this Supplemental Indenture declared and provided for and agrees to perform the same on the terms and conditions herein set forth.
Section 4.4 Limitation of Liability of Issuer Trustee.
(1)	The Issuer Trustee has entered into this Supplemental Indenture solely in its capacity as trustee of the Trust and not in its personal capacity, and any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of or by the Issuer Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of or by the Issuer Trustee or for the purpose or with the intention of binding the Issuer Trustee in its personal capacity, but are made and intended for the purpose of binding only the Trust and the Trust Property or a specific portion thereof. No property or assets of the Issuer Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Property), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements or other obligations of the Trust or the Issuer Trustee hereunder, and no recourse may be had or taken, directly or indirectly against the Issuer Trustee in its personal capacity, any beneficiary of the Trust or any affiliate, shareholder, director, officer, representative, employee or agent of the Issuer Trustee or any predecessor or successor of the Issuer Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Trust or the Issuer Trustee hereunder.

(2)	This Supplemental Indenture shall be deemed and construed for all purposes as if made by the Financial Services Agent in and only in its capacity as agent of the Issuer Trustee. Any liability of the Financial Services Agent under this Supplemental Indenture is non-recourse to the Financial Services Agent in its personal capacities and limited solely to the property of the Trust. No other property or assets of the Financial Services Agent, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Agreement.

(3)	The foregoing will not in any way affect any rights that the other parties hereto may have hereunder to (a) proceed against any person with respect to the enforcement of any guarantee of, or collateral security for, payment of such obligations or (b) recover any funds, damages, expenses or costs as a result of fraud, wilful misconduct, bad faith, negligence or misrepresentation by the Issuer Trustee or the Financial Services Agent in its personal capacity.
Section 4.5 Execution in Counterparts.
     This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument.
Section 4.6 Formal Date.
     For purpose of convenience, this Supplemental Indenture may be referred to as bearing a formal date of January 27, 2010, irrespective of the actual date of its execution.
Section 4.7 Delivery of Executed Copies.
     Each party acknowledges delivery of an executed copy of this Supplemental Indenture.
Section 4.8 Rule 144A Information.
     For so long as any of the Class A-1b Asset-Backed Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Trust agrees to provide to any Noteholder of such Class A-1b Asset-Backed Notes and to any prospective purchaser of such Class A-1b Asset-Backed Notes designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, the information specified below, which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act:
(a)	the Private Placement Memorandum dated January 25, 2010 and any amendments and supplements thereto;

(b)	the Related Programme Agreements and any amendments thereto;

(c)	copies of each statement or report sent to Noteholders pursuant to Section 3.1(a) during the 12 months immediately prior to such request; and

(d)	such other information as is reasonably available to the Trust and is directly related to the payments on the Notes and the servicing and performance of the Related Collateral.

Any recipient of information provided pursuant to this Section shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of such Notes by the prospective purchaser. The Trust, the Indenture Trustee and the Paying Agent shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Trust to any Noteholder of Class A-1b Asset-Backed Notes or any prospective purchaser of such Notes.
[Signature page follows]

         IN WITNESS WHEREOF the parties hereto have duly executed this Supplemental Indenture.

BNY TRUST COMPANY OF CANADA in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST, by its Financial Services Agent, PHH VEHICLE MANAGEMENT SERVICES INC.
By:	/s/	Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice-President and Treasurer
COMPUTERSHARE TRUST COMPANY OF CANADA, as Indenture Trustee and Paying Agent
By:	/s/ David Ha
Authorized Signatory

By:	/s/ Michelle Schultz
Authorized Signatory

Signature Page to Series 2010-1 Supplemental Indenture

SCHEDULE A-1a

Issue Date: [ ]	No. [ ]
FLEET LEASING RECEIVABLES TRUST
SERIES 2010-1 CLASS A-1A ASSET-BACKED NOTE
CUSIP # [ ]
FLEET LEASING RECEIVABLES TRUST (the “Trust”) for value received and subject to the following, hereby promises to pay to or to the order of
CDS & CO.
the principal sum of $[ ] in lawful money of Canada or such other amount as may from time to time be reflected in the records of the Trust (or its agents) (which records shall be prima facie evidence of the principal amount outstanding hereunder in the absence of manifest mathematical error) with interest on the outstanding principal amount hereof at a per annum rate, based on a year of 365 days, equal to 1.08354%. Payments of interest shall be payable in accordance with the provisions of the Trust Indenture (as defined below). Except to the extent repaid prior to such date in accordance with the Trust Indenture, the outstanding principal amount of the Series 2010-1 Class A-1a Asset-Backed Notes shall be due and payable on the maturity date of the Series 2010-1 Class A-1a Asset-Backed Notes. The maturity date of this Series 2010-1 Class A-1a Asset-Backed Note shall be February 15, 2011. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Trust Indenture.
This Series 2010-1 Class A-1a Asset-Backed Note is one of the duly authorized Series 2010-1 Class A-1a Asset-Backed Notes of the Trust issued under the trust indenture made as of November 16, 2009, and the supplemental indenture made as of January 27, 2010 relating to the Series 2010-1 Notes, among the Trust and Computershare Trust Company of Canada, as Indenture Trustee (the said trust indenture and supplemental indenture, as further amended and supplemented by instruments supplemental thereto, are hereinafter referred to as the “Trust Indenture”). Reference is hereby made to the Trust Indenture for the rights of the holders of the Series 2010-1 Notes issued and to be issued thereunder. The Issuer Trustee has entered into the Trust Indenture and issued this Series 2010-1 Class A-1a Asset-Backed Note in its capacity as trustee of the Trust and not in its personal capacity. The liability of the Issuer Trustee hereunder and under the Trust Indenture is limited to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any obligation hereunder or under the Trust Indenture. This Series 2010-1 Class A-1a Asset-Backed Note shall be governed by and construed in accordance with the laws of the Province of Ontario.
Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate. This certificate is issued pursuant to a Book Entry Only Securities Services Agreement between the Trust and CDS, as such agreement may be replaced or amended from time to time.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND ONE DAY AFTER ISSUANCE].

Countersigned by Computershare Trust Company of Canada, as Indenture Trustee		BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST

By:		By:

	Authorized Signing Officer		Authorized Signing Officer

Date of Countersignature:	By:

Authorized Signing Officer

SCHEDULE A-1b

Issue Date: [ ]	No. [ ]
FLEET LEASING RECEIVABLES TRUST
SERIES 2010-1 CLASS A-1B ASSET-BACKED NOTE
CUSIP # [ ]
FLEET LEASING RECEIVABLES TRUST (the “Trust”) for value received and subject to the following, hereby promises to pay to or to the order of
CDS & CO.
the principal sum of $[ ] in lawful money of the United States or such other amount as may from time to time be reflected in the records of the Trust (or its agents) (which records shall be prima facie evidence of the principal amount outstanding hereunder in the absence of manifest mathematical error) with interest on the outstanding principal amount hereof at a per annum rate, based on a year of 360 days, equal to 0.46945%. Payments of interest shall be payable in accordance with the provisions of the Trust Indenture (as defined below). Except to the extent repaid prior to such date in accordance with the Trust Indenture, the outstanding principal amount of the Series 2010-1 Class A-1b Asset-Backed Notes shall be due and payable on the maturity date of the Series 2010-1 Class A-1b Asset-Backed Notes. The maturity date of this Series 2010-1 Class A-1b Asset-Backed Note shall be February 15, 2011. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Trust Indenture.
This Series 2010-1 Class A-1b Asset-Backed Note is one of the duly authorized Series 2010-1 Class A-1b Asset-Backed Notes of the Trust issued under the trust indenture made as of November 16, 2009, and the supplemental indenture made as of January 27, 2010 relating to the Series 2010-1 Notes, among the Trust and Computershare Trust Company of Canada, as Indenture Trustee (the said trust indenture and supplemental indenture, as further amended and supplemented by instruments supplemental thereto, are hereinafter referred to as the “Trust Indenture”). Reference is hereby made to the Trust Indenture for the rights of the holders of the Series 2010-1 Notes issued and to be issued thereunder. The Issuer Trustee has entered into the Trust Indenture and issued this Series 2010-1 Class A-1b Asset-Backed Note in its capacity as trustee of the Trust and not in its personal capacity. The liability of the Issuer Trustee hereunder and under the Trust Indenture is limited to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any obligation hereunder or under the Trust Indenture. This Series 2010-1 Class A-1b Asset-Backed Note shall be governed by and construed in accordance with the laws of the Province of Ontario.
Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate. This certificate is issued pursuant to a Book Entry Only Securities Services Agreement between the Trust and CDS, as such agreement may be replaced or amended from time to time.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NONE OF THIS CERTIFICATE, SUCH SECURITIES, OR ANY INTEREST OR

PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE REQUIREMENTS OF THE TRUST INDENTURE, (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE 1933 ACT OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT AND, IN THE CASE OF CLAUSE (1), THAT (U) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (V) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER IS A QUALIFIED PURCHASER), (W) UNDERSTANDS AND AGREES THAT THE TRUST MAY RECEIVE A LIST OF PARTICIPANTS IN THE SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES, (X) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (Y) IS NOT A PENSION, PROFIT-SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS OR AFFILIATES MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE AND (Z) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED ON OR BEFORE APRIL 30, 1996, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION OR EXCLUSION, (B) IN A PRINCIPAL AMOUNT OF NOT LESS THAN THE MINIMUM DENOMINATION SET FORTH IN THE INDENTURE AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUST, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY. THE HOLDER OF THIS CERTIFICATE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE.

Countersigned by Computershare Trust Company of Canada, as Indenture Trustee		BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST

By:		By:

	Authorized Signing Officer		Authorized Signing Officer

Date of Countersignature:	By:

Authorized Signing Officer

SCHEDULE A-2a

Issue Date: [ ]	No. [ ]
FLEET LEASING RECEIVABLES TRUST
SERIES 2010-1 CLASS A-2A ASSET-BACKED NOTE
CUSIP # [ ]
FLEET LEASING RECEIVABLES TRUST (the “Trust”) for value received and subject to the following, hereby promises to pay to or to the order of
CDS & CO.
the principal sum of $[ ] in lawful money of Canada or such other amount as may from time to time be reflected in the records of the Trust (or its agents) (which records shall be prima facie evidence of the principal amount outstanding hereunder in the absence of manifest mathematical error) with interest on the outstanding principal amount hereof at a per annum rate, based on a year of 365 days, equal to 2.409%. Payments of interest shall be payable in accordance with the provisions of the Trust Indenture (as defined below). Except to the extent repaid prior to such date in accordance with the Trust Indenture, the outstanding principal amount of the Series 2010-1 Class A-2a Asset-Backed Notes shall be due and payable on the maturity date of the Series 2010-1 Class A-2a Asset-Backed Notes. The maturity date of this Series 2010-1 Class A-2a Asset-Backed Note shall be November 15, 2013. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Trust Indenture.
This Series 2010-1 Class A-2a Asset-Backed Note is one of the duly authorized Series 2010-1 Class A-2a Asset-Backed Notes of the Trust issued under the trust indenture made as of November 16, 2009, and the supplemental indenture made as of January 27, 2010 relating to the Series 2010-1 Notes, among the Trust and Computershare Trust Company of Canada, as Indenture Trustee (the said trust indenture and supplemental indenture, as further amended and supplemented by instruments supplemental thereto, are hereinafter referred to as the “Trust Indenture”). Reference is hereby made to the Trust Indenture for the rights of the holders of the Series 2010-1 Notes issued and to be issued thereunder. The Issuer Trustee has entered into the Trust Indenture and issued this Series 2010-1 Class A-2a Asset-Backed Note in its capacity as trustee of the Trust and not in its personal capacity. The liability of the Issuer Trustee hereunder and under the Trust Indenture is limited to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any obligation hereunder or under the Trust Indenture. This Series 2010-1 Class A-2a Asset-Backed Note shall be governed by and construed in accordance with the laws of the Province of Ontario.
Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate. This certificate is issued pursuant to a Book Entry Only Securities Services Agreement between the Trust and CDS, as such agreement may be replaced or amended from time to time.

Countersigned by Computershare Trust Company of Canada, as Indenture Trustee		BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST

By:		By:

	Authorized Signing Officer		Authorized Signing Officer

Date of Countersignature:	By:

Authorized Signing Officer

SCHEDULE A-2b

Issue Date: [ ]	No. [ ]
FLEET LEASING RECEIVABLES TRUST
SERIES 2010-1 CLASS A-2B ASSET-BACKED NOTE
CUSIP # [ ]
FLEET LEASING RECEIVABLES TRUST (the “Trust”) for value received and subject to the following, hereby promises to pay to or to the order of
CDS & CO.
the principal sum of $[ ] in lawful money of Canada or such other amount as may from time to time be reflected in the records of the Trust (or its agents) (which records shall be prima facie evidence of the principal amount outstanding hereunder in the absence of manifest mathematical error) with interest on the outstanding principal amount hereof at a per annum rate, based on a year of 365 days, equal to 2.175%. Payments of interest shall be payable in accordance with the provisions of the Trust Indenture (as defined below). Except to the extent repaid prior to such date in accordance with the Trust Indenture, the outstanding principal amount of the Series 2010-1 Class A-2b Asset-Backed Notes shall be due and payable on the maturity date of the Series 2010-1 Class A-2b Asset-Backed Notes. The maturity date of this Series 2010-1 Class A-2b Asset-Backed Note shall be November 15, 2013. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Trust Indenture.
This Series 2010-1 Class A-2b Asset-Backed Note is one of the duly authorized Series 2010-1 Notes of the Trust issued under the trust indenture made as of November 16, 2009, and the supplemental indenture made as of January 27, 2010 relating to the Series 2010-1 Notes, among the Trust and Computershare Trust Company of Canada, as Indenture Trustee (the said trust indenture and supplemental indenture, as further amended and supplemented by instruments supplemental thereto, are hereinafter referred to as the “Trust Indenture”). Reference is hereby made to the Trust Indenture for the rights of the holders of the Series 2010-1 Notes issued and to be issued thereunder. The Issuer Trustee has entered into the Trust Indenture and issued this Series 2010-1 Class A-2b Asset-Backed Note in its capacity as trustee of the Trust and not in its personal capacity. The liability of the Issuer Trustee hereunder and under the Trust Indenture is limited to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any obligation hereunder or under the Trust Indenture. This Series 2010-1 Class A-2b Asset-Backed Note shall be governed by and construed in accordance with the laws of the Province of Ontario.
Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate. This certificate is issued pursuant to a Book Entry Only Securities Services Agreement between the Trust and CDS, as such agreement may be replaced or amended from time to time.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND ONE DAY AFTER ISSUANCE].

Countersigned by Computershare Trust Company of Canada, as Indenture Trustee		BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST

By:		By:

	Authorized Signing Officer		Authorized Signing Officer

Date of Countersignature:	By:

Authorized Signing Officer

SCHEDULE B

Issue Date: [ ]	No. [ ]
FLEET LEASING RECEIVABLES TRUST
SERIES 2010-1 CLASS B ASSET-BACKED NOTE
CUSIP # [ ]
FLEET LEASING RECEIVABLES TRUST (the “Trust”) for value received and subject to the following, hereby promises to pay to or to the order of
CDS & CO.
the principal sum of $[ ] in lawful money of Canada or such other amount as may from time to time be reflected in the records of the Trust (or its agents) (which records shall be prima facie evidence of the principal amount outstanding hereunder in the absence of manifest mathematical error) with interest on the outstanding principal amount hereof at a per annum rate, based on a year of 365 days, equal to 6.000%. Payments of interest shall be payable in accordance with the provisions of the Trust Indenture (as defined below). Except to the extent repaid prior to such date in accordance with the Trust Indenture, the outstanding principal amount of the Series 2010-1 Class B Asset-Backed Notes shall be due and payable on the maturity date of the Series 2010-1 Class B Asset-Backed Notes. The maturity date of this Series 2010-1 Class B Asset-Backed Note shall be January 15, 2018. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Trust Indenture.
This Series 2010-1 Class B Asset-Backed Note is one of the duly authorized Series 2010-1 Class B Asset-Backed Notes of the Trust issued under the trust indenture made as of November 16, 2009, and the supplemental indenture made as of January 27, 2010 relating to the Series 2010-1 Notes, among the Trust and Computershare Trust Company of Canada, as Indenture Trustee (the said trust indenture and supplemental indenture, as further amended and supplemented by instruments supplemental thereto, are hereinafter referred to as the “Trust Indenture”). Reference is hereby made to the Trust Indenture for the rights of the holders of the Series 2010-1 Notes issued and to be issued thereunder. The Issuer Trustee has entered into the Trust Indenture and issued this Series 2010-1 Class B Asset-Backed Note in its capacity as trustee of the Trust and not in its personal capacity. The liability of the Issuer Trustee hereunder and under the Trust Indenture is limited to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any obligation hereunder or under the Trust Indenture. This Series 2010-1 Class B Asset-Backed Note shall be governed by and construed in accordance with the laws of the Province of Ontario.
Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate. This certificate is issued pursuant to a Book Entry Only Securities Services Agreement between the Trust and CDS, as such agreement may be replaced or amended from time to time.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND ONE DAY AFTER ISSUANCE].

Countersigned by Computershare Trust Company of Canada, as Indenture Trustee		BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST

By:		By:

	Authorized Signing Officer		Authorized Signing Officer

Date of Countersignature:	By:

Authorized Signing Officer